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                                                              EXHIBIT 99-5(a)(3)

                               LETTER AGREEMENT
                                   AMENDMENT


Frank Russell Investment Management Company
P.O. Box 1591
Tacoma, WA  98401-1591

Dear Sirs:

This Letter Agreement amends the Amended and Restated Management Agreement between Frank Russell Investment Company and Frank Russell Investment Management Company dated April 1, 1995 ("Management Agreement"). Frank Russell Investment Company advises you that with respect to its Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund and Equity Balanced Strategy Fund (each, a "Fund") each Fund desires Frank Russell Investment Management Company to manage the Fund pursuant to the terms and conditions of the Management Agreement. Section 6A of the Management Agreement hereby is amended with respect to each Fund, to set forth an annual management fee of 0.25% of average daily net assets, payable as set forth in that Section.

Please indicate your acceptance of the amendment to the Management Agreement by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

By: /s/ Lynn L. Anderson
    -------------------------------
        Lynn L. Anderson
        President

Accepted this 6th day of June, 1997.


FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By: /s/ Eric A. Russell
    -------------------------------
        Eric A. Russell
        President

Frank Russell Company agrees to provide consulting services without charge to the Investment Company upon the request of the Board of Trustees or Officers of the Trust, or upon the request of Manager pursuant to Section 2(c).

                                       FRANK RUSSELL COMPANY

                                       By: /s/ Michael J.A. Phillips
                                           --------------------------------
                                               Michael J.A. Phillips,
                                               President